UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 27, 2020

CenturyLink, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana		71203
(Address of registrants’ principal executive offices)		(Zip Code)

Qwest Corporation
(Exact name of registrant as specified in its charter)

Colorado	001-03040	84-0273800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana		71203
(Address of registrant’s principal executive offices)		(Zip Code)
Registrants’ telephone number, including area code: (318)
388-9000

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
CenturyLink, Inc.	Common Stock, par value $1.00 per share	CTL	New York Stock Exchange
CenturyLink, Inc.	Preferred Stock Purchase Rights	N/A	New York Stock Exchange
Qwest Corporation	6.125% Notes Due 2053	CTY	New York Stock Exchange
Qwest Corporation	7.00% Notes Due 2056	CTAA	New York Stock Exchange
Qwest Corporation	6.5% Notes Due 2056	CTBB	New York Stock Exchange
Qwest Corporation	6.75% Notes Due 2057	CTDD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR
§
230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Special Note Regarding Name Change
On September 14, 2020, CenturyLink, Inc. announced the launch of its “Lumen” brand and, effective September 18, 2020, its stock began trading under the ticker symbol “LUMN.” As a result, CenturyLink, Inc. is referred to below as “Lumen Technologies,” “Lumen,” or the “Company.” The Company expects to formally change its name “CenturyLink, Inc.” to “Lumen Technologies, Inc.” upon satisfying all applicable requirements.

Item 1.01	Entry into a Material Definitive Agreement.
Indenture Related to Issuance of Notes
On November 27, 2020, Lumen:

•	completed its previously-announced private placement of $1.0 billion aggregate principal amount of its 4.500% Senior Notes due 2029 (the “2029 Notes”); and

•	in connection therewith, entered into an indenture (the “Indenture”) with Regions Bank, as trustee, dated November 27, 2020, which sets forth the terms of the 2029 Notes.
The net proceeds from the sale of the 2029 Notes were approximately $988 million, after deducting fees and offering expenses. The Company plans to use these net proceeds (i) to redeem all $775 million aggregate principal amount of outstanding 6.125% Notes due 2053 (the “2053 Notes”) issued by its wholly-owned subsidiary, Qwest Corporation, and (ii) for general corporate purposes, including reducing Lumen’s revolving or other indebtedness.
The 2029 Notes were sold pursuant to a purchase agreement, dated November 23, 2020 (the “Purchase Agreement”), between the Company and the initial purchasers of the 2029 Notes (the “Initial Purchasers”) for resale on the terms described further below. The Purchase Agreement includes customary representations, warranties and covenants of the Company, including customary indemnification and contribution obligations.
The 2029 Notes will be the senior unsecured obligations of the Company and will rank senior in right of payment to any of its existing and future subordinated debt and rank equally in right of payment with all of its existing and future unsecured and unsubordinated debt. The 2029 Notes will not be guaranteed by any of the Company’s subsidiaries. The 2029 Notes will mature on January 15, 2029. Interest on the 2029 Notes will be payable on January 15 and July 15 of each year, beginning on July 15, 2021.
The 2029 Notes will be subject to redemption at the option of the Company, in whole or in part, at any time or from time to time:

•
prior to January 15, 2024, at 100% of the principal amount of 2029 Notes so redeemed plus
(i) the applicable “make-whole” premium set forth in the Indenture and (ii) accrued and unpaid interest thereon (if any) up to, but not including, the redemption date; and

•
on and after January 15, 2024, at redemption prices (expressed as a percentage of principal amount) equal to (i) 102.250%, for redemptions between January 15, 2024 and January 14, 2025, (ii) 101.125%, for redemptions between January 15, 2025 and January 14, 2026, and (iii) 100.000%, for redemptions on or after January 15, 2026;
plus
, in each case, accrued and unpaid interest thereon (if any) up to, but not including, the redemption date.

In addition, at any time or from time to time on or prior to January 15, 2024, the Company may, at its option and subject to certain conditions, redeem up to 40% of the original aggregate principal amount of the 2029 Notes at a redemption price equal to 104.500% of the principal amount of the 2029 Notes so redeemed, plus
accrued and unpaid interest thereon (if any) to the redemption date, with the net cash proceeds from one or more sales of equity by the Company that meet the terms and conditions specified in the Indenture.
Upon the occurrence of certain specified change of control events, the Company will be required, unless it has elected to redeem the 2029 Notes as described above, to make an offer to repurchase the 2029 Notes at a price equal to 101% of their aggregate principal amount, together with any accrued and unpaid interest to, but not including, the date of repurchase.

The Indenture provides for customary events of default, including, among other things, the (i) failure to pay principal, interest or premium (if any) on the 2029 Notes when due, subject to certain grace periods or exceptions; (ii) failure to observe or perform various specified covenants for 60 days after written notice with respect thereto by the trustee or the holders of at least 30% of the aggregate principal amount of such 2029 Notes then outstanding; or (iii) occurrence of certain specified events relating to the Company’s bankruptcy, insolvency or reorganization. In addition, subject to the terms and conditions set forth in the Indenture, if an event of default with respect to the 2029 Notes occurs and is continuing, the trustee or holders of at least 30% of the aggregate principal amount of the 2029 Notes then outstanding may declare the principal of the 2029 Notes to be due and payable immediately.
The Indenture contains certain restrictive covenants that limit the incurrence of certain liens and corporate transactions. These covenants are subject to a number of important limitations and exceptions.
The 2029 Notes have not been nor will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and the 2029 Notes may not be offered or sold in the United States absent registration or an exemption from applicable registration requirements. The 2029 Notes were sold by the Initial Purchasers to persons reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A promulgated under the Securities Act, and
non-U.S.
persons outside the United States under Regulation S promulgated under the Securities Act. Holders of the 2029 Notes do not have the benefit of registration rights.
This Current Report does not constitute a notice of redemption with respect to the 2053 Notes.
The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture and the form of the 2029 Notes, copies of each of which are filed as exhibits to this Current Report, and are incorporated by reference herein.
Other Information
In reviewing the documents included as exhibits to this Current Report, please note that they are included to provide you with additional information regarding the terms of the 2029 Notes and are not intended to provide any other factual or disclosure information about Lumen or the other parties thereto.
Additional information about the above-described transactions is included in the press release filed as Exhibit 99.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 of this Form
8-K
is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.
On November 27, 2020, Lumen issued a press release announcing that (i) it had completed its private placement of the 2029 Notes and (ii) Qwest Corporation had issued notices to effect the redemption described in Item 1.01 above. That press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.
Forward-Looking Statements
Except for historical and factual information, the matters set forth in this Current Report on Form
8-K
identified by words such as “will,” “should,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to various uncertainties. Actual events and results may differ materially from those anticipated by us in those statements for several reasons, including those discussed in Exhibit 99.1. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

4.1*	Indenture, dated November 27, 2020, among the Company, as Issuer, and Regions Bank, as Trustee, relating to the 2029 Notes.

4.2*	Form of 2029 Notes (included in Exhibit 4.1).

4.3	Indenture, dated as of October 15, 1999, by and between US West Communications, Inc. (currently named Qwest Corporation) and Bank One Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4(b) to Qwest Corporation’s Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 001-03040) filed with the Securities and Exchange Commission on March 3, 2000).

(i)    Twelfth Supplemental Indenture, dated as of May 23, 2013, by and between Qwest Corporation and U.S. Bank National Association, designating and outlining the terms and conditions of Qwest Corporation’s 6.125% Notes due 2053 (incorporated by reference to Exhibit 4.13 to Qwest Corporation’s Form 8-A (File No. 001-03040) filed with the Securities and Exchange Commission on May 22, 2013).

99.1*	Press Release dated November 27, 2020, announcing the completion of the private placement of the 2029 Notes and the related issuance of redemption notices for the 2053 Notes.

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. and Qwest Corporation have duly caused this Current Report to be signed on their behalf by the undersigned officer hereunto duly authorized.

CENTURYLINK, INC.

By:	/s/ Eric J. Mortensen
Eric J. Mortensen
Senior Vice President and Controller

QWEST CORPORATION

By:	/s/ Eric J. Mortensen
Eric J. Mortensen
Senior Vice President and Controller
Dated: November 27, 2020